EXHIBIT (g)(3)

                                   RULE 17f-5f

April 16, 2007

Phoenix Insight Funds Trust
56 Prospect Street
Hartford, CT  06115



Re:      SEC Rule 17f-5 ("rule 17f-5") and Rule 17f-7 ("rule 17f-7") under the
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         Investment Company Act of 1940, as amended ("1940 Act")
         -------------------------------------------------------

Dear Sirs:

Reference is made to the amended and restated custodian services agreement dated as of February 2, 2004, as amended (the "Fund Custody Agreement") by and between PFPC Trust Company ("PFPC") and Phoenix Insight Funds Trust (formerly Harris Insight Funds Trust) (the "Fund").

1.     Rule 17f-5
       ----------

       1.1. With respect to "Foreign Assets" (as that term is defined in rule 17f-5(a)(2)) in such jurisdictions as the Fund and PFPC shall agree from time to time, the Fund hereby delegates to PFPC, and PFPC hereby accepts and assumes, the following duties of a "Foreign Custody Manager" as set forth in rule 17f-5:

       a. selecting "Eligible Foreign Custodians" (as that term is defined in rule 17f-5(a)(1)), having first determined that Foreign Assets placed and maintained in the safekeeping of each such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

       b. determining that the written contract with each Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market, determining that the written contract with each Eligible Foreign Custodian satisfies the requirements of rule 17f-5(c)(2), and entering into written contracts with such Eligible Foreign Custodians; and

       c. establishing a system for monitoring the appropriateness of both maintaining the Foreign Assets with each Eligible Foreign Custodian and the performance of the custody contractual arrangements with such Eligible Foreign Custodians, it being understood, however, that in the event that PFPC shall have determined that the existing Eligible Foreign Custodian in a given country no longer affords reasonable care to Foreign Assets and that no other available Eligible Foreign Custodian in that country would afford reasonable care, PFPC shall promptly so advise the Fund and shall then act in accordance with authorized instructions with respect to the disposition of the affected Foreign Assets.

For purposes of clarity, it is understood and agreed that PFPC shall not be responsible for any Foreign Custody Manager duties, including but not limited to those described in a., b. and c. above, with respect to any assets held by a securities depository.


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

       1.2. In acting as a Foreign Custody Manager, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets in a particular jurisdiction would exercise. PFPC's liability to the Fund hereunder shall be for PFPC's failure to exercise such reasonable care, prudence and diligence, provided however that PFPC shall not be liable for indirect, special, general or consequential damages or losses or for lost profits or loss of business nor shall PFPC be liable for damages or losses arising from reasons or causes beyond its control, and provided further however that PFPC's liability shall not exceed the fair market value of any loss of assets resulting from such failure to exercise such reasonable care, prudence and diligence at the time of such failure.

       1.3. PFPC shall provide the Board of Trustees of the Fund with written quarterly reports for use at the Fund's quarterly Board of Trustees meetings regarding the placement of the Foreign Assets with a particular Eligible Foreign Custodian and any material changes to the arrangements with any Eligible Foreign Custodian at which Foreign Assets may be held pursuant to the Fund Custody Agreement.

       1.4. Subject to Sections 1.1 - 1.3 above, PFPC is hereby authorized to place and maintain Foreign Assets on behalf of the Fund with Eligible Foreign Custodians pursuant to written contracts which PFPC has determined meet the requirements of rule 17f-5(c)(2).

2.     Rule 17f-7
       ----------

       2.1. The Fund appoints PFPC, for such consideration (if any) as agreed and as contemplated by rule 17f-7 to provide an analysis to the Fund of the custody risks associated with maintaining the Fund's Foreign Assets with each "Eligible Securities Depository" (as that term is defined in rule 17f-7(b)(1)) at which the Fund's Foreign Assets are maintained as of the effective date of this document (or, in the case of an Eligible Securities Depository at which the Fund's Foreign Assets are not maintained as of such date, upon the maintenance of the Fund's Foreign Assets at such Depository after such date). The foregoing analysis may be provided at PFPC's website. PFPC shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material adverse change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from those sub-custodians chosen by PFPC under the Fund Custody Agreement or through publicly available information otherwise obtained by PFPC, and PFPC shall be entitled to rely on the information referenced in this sentence.

       2.2. The Fund acknowledges that it may maintain Foreign Assets only at the depositories listed on Exhibit A hereto (as the same may be changed by PFPC from time to time). If the Fund maintains Foreign Assets at a depository listed on Exhibit A (including Foreign Assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to Foreign Assets that as a matter of practice are or may be maintained at a depository listed on Exhibit A, such action will (unless the Fund provides written notice to PFPC specifically stating that a particular depository is not acceptable to it) serve as the Fund's acknowledgement that such depository is acceptable to it.

       2.3. PFPC shall exercise reasonable care, prudence and diligence in performing pursuant to Section 2 hereof. PFPC's liability to the Fund hereunder shall be for PFPC's failure


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to exercise such reasonable care, prudence and diligence, provided however that
PFPC shall not be liable for indirect, special, general or consequential damages or losses or for lost profits or loss of business nor shall PFPC be liable for damages or losses arising from reasons or causes beyond its control, and provided further however that PFPC's liability shall not exceed the fair market value of any loss of assets resulting from such failure to exercise such reasonable care, prudence and diligence at the time of such failure.

3.     General
       -------

       3.1. Each party hereto represents that it has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this document, and in addition the Fund represents that the Foreign Assets which are the subject matter of this document are subject to the 1940 Act and that its Board of Trustees has determined that it is reasonable to rely on PFPC to perform as the Fund's Foreign Custody Manager.

       3.2. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in sub-section 1.4 above and any Eligible Securities Depository as defined in rule 17f-7(b)(1) (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).

       3.3. This document shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. This document may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This document may be terminated by a party upon 60 days written notice to the other party or upon termination of the Fund Custody Agreement, whichever is sooner.

       3.4. Notwithstanding anything in this document to the contrary, PFPC's liability for any action or omission of any foreign sub-custodian (as distinguished from PFPC's own duties as a Foreign Custody Manager under this document) shall be solely as set forth in the Fund Custody Agreement, and PFPC shall have no liability for actions, omissions or other matters relating to a depository.

       3.5. PFPC shall have no responsibility to supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any Foreign Assets in any country. In addition, PFPC shall have no responsibility with respect to any country risks (including without limitation the financial infrastructure of a country; a country's prevailing custody or settlement practices; nationalization, expropriation or other governmental actions; currency controls, restrictions, devaluations or fluctuations; and market conditions that may affect the orderly execution of securities transactions or the value of assets), including without limitation no responsibility to provide any evaluation regarding country risks; it is expressly agreed that if PFPC provides any evaluation of country risks, PFPC shall have no responsibility with respect to that evaluation. For clarity, this sub-section 3.5 shall not affect PFPC's responsibility under sub-section 2.1 above with respect to custody risks, as distinguished from country risks (for purposes of this sentence and sub-section 2.1 above only, "custody risks" include (to the extent required by rule 17f-7) the extent and quality of regulation and independent examination of a particular Eligible Securities Depository but "custody risks" do not include any other mater relating to regulation of the banking industry, securities industry or any other


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industry; for all other purposes, any matter relating to regulation of the banking industry, securities industry or any other industry shall be considered a matter of country risk).

       3.6. The Fund will indemnify PFPC for losses, liabilities and expenses suffered by PFPC with respect to the matters set forth in this document, except for such losses, liabilities and expenses which are the result of PFPC's failure to comply with its standard of care set forth in the Fund Custody Agreement and except for any indirect, special or consequential damages or losses or lost profits or loss of business.

       3.7. The Fund acknowledges that PFPC may utilize another entity to carry out its duties set forth herein, provided that PFPC shall be liable for the actions or omissions of such entity to the same extent that PFPC is liable to the Fund for its own actions or omissions under this document.

       3.8. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trustees of the Fund as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund or of the applicable series thereof.

       3.9 This document supersedes and replaces the document between the Fund and PFPC dated February 2, 2004 entitled "SEC Rule 17f-5 ("rule 17f-5") and Rule 17f-7 ("rule 17f-7") under the Investment Company Act of 1940, as amended ("1940 Act")."

           If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

PFPC TRUST COMPANY


By:        /s/ Patrick Schaffer
       -----------------------------------------------

Name:      Patrick Schaffer
       -----------------------------------------------

Title:     Vice President and Director
       -----------------------------------------------

Agreed and accepted:

PHOENIX INSIGHT FUNDS TRUST


By:        /s/ Francis G. Waltman
       -----------------------------------------------

Name:      Francis G. Waltman
       ----------------------------------------------

Title:     Senior Vice President
       -----------------------------------------------


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                                    Exhibit A
                                    ---------
                        Eligible Securities Depositories


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COUNTRY       DEPOSITORIES
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Argentina     Caja de Valores S.A. (CDV)
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Argentina     Central de Registration y de Instrumentos de Endeamiento Publico
              (CRYL)
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Australia     Austraclear
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Australia     Clearing House Electronic Sub-Register System (CHESS)
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Austria       Oesterreichische Kontrollbank AG (OeKB)
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Bahrain       The Clearing, Settlement and Depository System (CSD)
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Bangladesh    Central Depository Bangladesh Limited
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Belgium       Euronext Brussels - CIK
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Belgium       National Bank of Belgium (NBB)
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Bermuda       Bermuda Securities Depository (BSD)
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Brazil        Companhia Brasileira de Liquidacao e Custodia (CBLC)
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Brazil        Central of Custody and Financial Settlement of Securities (CETIP)
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Brazil        Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
--------------------------------------------------------------------------------
Bulgaria      Central Securities Depository AD  (CDAD)
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Bulgaria      Bulgarian National Bank's Government Securities Settlement
              System (BNB)
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Canada        Canadian Depository for Securities Ltd.
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Chile         Deposito Central de Valores SA (DCV)
--------------------------------------------------------------------------------
China         China Securities Depository and Clearing Corporation Limited
--------------------------------------------------------------------------------
China         China Securities Depository and Clearing Corporation Limited
--------------------------------------------------------------------------------
Colombia      Deposito Central de Valores (DCV)
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Colombia      Deposito Centralizado de Valores (DECEVAL)
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Costa Rica    Central de Valores de la Bolsa Nacional de Valores (CEVAL)
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Croatia       Central Depository Agency Inc. - Sredisnja Depozitarna Agencija
              (SDA)
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Croatia       Ministry of Finance (MoF)
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Cyprus        Cyprus Central Depository and Central Registry (CDCR)
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Czech         Czech National Bank (CNB)
--------------------------------------------------------------------------------
Czech         Stredisko Cennych Papiru (SCP)
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Denmark       Vaerdipapircentralen (VP)
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Egypt         Misr for Clearing Settlement and Central Depository (MCSD)
--------------------------------------------------------------------------------
Egypt         Bank of Egypt
--------------------------------------------------------------------------------
Estonia       Estonian Central Depository for Securities
--------------------------------------------------------------------------------
Euroclear     Euroclear S.A./N.V.
--------------------------------------------------------------------------------
Finland       Finnish Central Securities Depository (APK)
--------------------------------------------------------------------------------
France        Euroclear France
--------------------------------------------------------------------------------
Germany       Clearstream Banking AG (Frankfurt)
--------------------------------------------------------------------------------
Greece        Central Securities Depository SA (CSD)
--------------------------------------------------------------------------------
Greece        Bank of Greece Securities Settlement System (BOGS)
--------------------------------------------------------------------------------
Hong Kong     Central MoneyMarket Unit (CMU)
--------------------------------------------------------------------------------
Hong Kong     Hong Kong Securities Clearing Company Limited (HKSCC)
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Hungary       The Central Depository and Clearing House Ltd. (KELER Ltd.)
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COUNTRY       DEPOSITORIES
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Iceland       Icelandic Securities Depository Limited
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India         National Securities Depository Limited (NSDL)
--------------------------------------------------------------------------------
India         Central Depository Services (India) Limited (CDSL)
--------------------------------------------------------------------------------
India         Reserve Bank of India (RBI)
--------------------------------------------------------------------------------
Indonesia     Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI)
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Indonesia     PK Kustodia Sentral Efek Indonesia (KSEI)
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Ireland       Euroclear SA/NV and United Kingdom - Crest
--------------------------------------------------------------------------------
Israel        Tel Aviv Stock Exchange-Clearinghouse (SECH)
--------------------------------------------------------------------------------
Italy         Monte Titoli (MT)
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Japan         Bank of Japan (BOJ)
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Japan         Japan Securities Depository Center (JASDEC)
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Jordan        Jordan Securities Depository Center
--------------------------------------------------------------------------------
Kazakhstan    CJSC Central Securities Depository of the Republic of Kazakhstan
--------------------------------------------------------------------------------
Korea         Korea Securities Depository (KSD)
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Kuwait        Kuwait Clearing Company (KCC)
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Latvia        Bank of Latvia (BOL)
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Latvia        Latvian Central Depository (LCD)
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Lebanon       Central Bank of Lebanon
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Lebanon       MidClear
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Lithuania     Central Securities Depository of Lithuania (CSDL)
--------------------------------------------------------------------------------
Luxembourg    Clearstream Banking (Luxembourg)
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Malaysia      Bank Negara Malaysia (BNM)
--------------------------------------------------------------------------------
Malaysia      Malaysian Central Depository Sdn. Bhd. (MCD)
--------------------------------------------------------------------------------
Malta         Malta Central Securities Depository
--------------------------------------------------------------------------------
Mauritius     The Central Depository and Settlement Company (CDS)
--------------------------------------------------------------------------------
Mauritius     Bank of Mauritius
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Mexico        S.D. Indeval, S.A de CV
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Morocco       Maroclear
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Netherlands   Euroclear Netherlands - Necigef
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Netherlands   NIEC
--------------------------------------------------------------------------------
New Zealand   New Zealand Central Securities Depository (NZCSD)
--------------------------------------------------------------------------------
Norway        The Norwegian Central Securities Depository  (VPS)
--------------------------------------------------------------------------------
Oman          Muscat Depository and Securities Registration Company (MDSRC)
--------------------------------------------------------------------------------
Pakistan      State Bank of Pakistan (SBP)
--------------------------------------------------------------------------------
Pakistan      Central Depository Company of Pakistan (CDC)
--------------------------------------------------------------------------------
Philippines   Philippine Depository Trust Corporation
--------------------------------------------------------------------------------
Philippines   Register of Scripless Securities (RoSS)
--------------------------------------------------------------------------------
Poland        National Depository for Securities (NDS)
--------------------------------------------------------------------------------
Poland        National Bank of Poland (NBP)
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Portugal      Interbolsa
--------------------------------------------------------------------------------
Qatar         Doha Securities Market (DSM)
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COUNTRY       DEPOSITORIES
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Romania       Bucharest Stock Exchange (BSE)
--------------------------------------------------------------------------------
Romania       Societatea Nationala de Compensare, Decontare si
              Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
--------------------------------------------------------------------------------
Russia        Bank for Foreign trade of the Russian Federation (VTB)
--------------------------------------------------------------------------------
Russia        The National Depository Centre (NDC)
--------------------------------------------------------------------------------
Russia        Depository Clearing Company (DCC)
--------------------------------------------------------------------------------
Singapore     Central Depository Pte. Ltd.
--------------------------------------------------------------------------------
Singapore     Monetary Authority of Singapore
--------------------------------------------------------------------------------
Slovakia      National Bank of Slovalia (NBS)
--------------------------------------------------------------------------------
Slovakia      Stredisko cennych papierov SR,a.s (SCP)
--------------------------------------------------------------------------------
Slovenia      Central Securities Clearing and Depository
              Corporation (KDD)
--------------------------------------------------------------------------------
South Africa  Share Transactions Totally Electronic (STRATE)
--------------------------------------------------------------------------------
Spain         Iberclear
--------------------------------------------------------------------------------
Sri Lanka     Central Depository Systems Private Limited (CDS)
--------------------------------------------------------------------------------
Sweden        Vardepappercentralen (VPC)
--------------------------------------------------------------------------------
Switzerland   SIS SegaInterSettle AG
--------------------------------------------------------------------------------
Taiwan        Taiwan Securities Central Depository Co. Ltd. (TSCD)
--------------------------------------------------------------------------------
Taiwan        Taiwan Government Securities System (CGSS)
--------------------------------------------------------------------------------
Thailand      Thailand Securities Depository Co. Ltd. (TSD)
--------------------------------------------------------------------------------
Thailand      Bank of Thailand
--------------------------------------------------------------------------------
Tunisia       STICODEVAM
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Turkey        Central Bank of Turkey (CBT)
--------------------------------------------------------------------------------
Turkey        Takasbank ISE Settlement and Custody Bank Inc.
--------------------------------------------------------------------------------
UK            Central Moneymarkets office (CMO)
--------------------------------------------------------------------------------
UK            Crestco Limited
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Ukraine       Interregional Securities Union (MFS)
--------------------------------------------------------------------------------
Ukraine       National Bank of Ukraine (NBU)
--------------------------------------------------------------------------------
United
Arab
Emirates      Central Depository
--------------------------------------------------------------------------------
Venezuela     Caja Venezolana de Valores CA (CVV)
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Venezuela     Central Bank - Banco Central de Venezuela (BCV)
--------------------------------------------------------------------------------
Vietnam       Ho Chi Minh Securities Trading Centre (HSTC)
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Vietnam       Hanoi Securities Trading Centre (HASTC)
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